GLENN E. HOFFMAN, MMSA QP

Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission
Pacific Centre
12th Floor, 701 West Georgia Street
Vancouver, British Columbia
CANADA V7Y 1L2

Attention: Corporate Finance

Toronto Stock Exchange
The Exchange Tower
130 King Street West
Toronto, Ontario
CANADA M5X 1J2

Attention: Listed Issuer Services

Ontario Securities Commission
20 Queen Street West, Suite 1903
Toronto, Ontario
CANADA M5H 3S8

Attention: Corporate Finance

Alberta Securities Commission
4th Floor, 300 – 5th Avenue S.W.
Calgary, Alberta
CANADA T2P 3C4

Attention: Corporate Finance

Re: Cardero Resource Corp. (the "Issuer")

I, Glenn E. Hoffman, MMSA QP, of 1092 John Clyburn Road, Lancaster, South Carolina, U.S.A. 29720, have prepared and am the author of Sections 13, 10.4, 17.4 and the mineral processing and metallurgical testing components of Sections 14, 18 and 19 of the technical report entitled ***"Technical Report on the Iron Sands Project: The Pampa El Toro, Carbonera and Tanaca Dune Fields, near Nazca, southern Peru"*** dated January 20, 2009 (the "Report").

1. I hereby consent to:

   (a) the public filing of the Report on SEDAR and in the public files with the Securities Commissions of British Columbia, Alberta and Ontario and with the Toronto Stock Exchange;

   (b) the use of and reliance upon the Report for disclosure in the Issuer's Annual Information Form dated January 28, 2009 (the "AIF");

   (c) the inclusion of extracts from, or a summary of, the Report in the AIF; and

   (d) the use of the Report for any and all required regulatory filings, acceptances or approvals in connection with the mineral property that is the subject of the Report.

2. I hereby consent to the use of my name "Glenn E. Hoffman" in the AIF.

3. I hereby certify that I have read the AIF and that the AIF fairly and accurately represents the information contained in the Report.

Dated this 28th day of January, 2009

(signed) *Glenn E. Hoffman*
Glenn E. Hoffman, MMSA QP #01322QP